SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report: February 14, 2003

Date of earliest event reported: February 14, 2003

MAINE PUBLIC SERVICE COMPANY

(Exact name of registrant as specified in its charter)

Maine

(State or other jurisdiction of

incorporation or organization)

1-3429

(Commission File No.)

01-0113635

(I.R.S. Employer Identification No.)

209 State Street, Presque Isle, Maine 04769

(Address of principal executive offices) (Zip Code)

Registrant's telephone number: 207-768-5811

Maine Public Service Company

Item 7. Financial Statements and Exhibits.

(c) Exhibits

Exhibit 99 Press Release of Maine Public Service Company dated February 14, 2003, reporting the Company's financial results for the quarter of 2002 and for the year 2002.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MAINE PUBLIC SERVICE COMPANY

Date: February 14, 2003

By: /s/ Larry E. LaPlante

Larry E. LaPlante, Vice President,

Treasurer and Chief Financial Officer

Exhibit 99

February 14, 2003

FOR IMMEDIATE RELEASE:

Maine Public Service Company and Subsidiaries Earnings Report for the three months ended and twelve months ended December 31, 2002 and 2001:

Three Months Ended December 31

(Unaudited)

2002 2001

Maine Public Service Co.

Operating Revenues $ 8,818,860 $ 8,901,917

Energy Atlantic, LLC Operating Revenues 1,690,579 1,890,500

Total Operating Revenues $ 10,509,439 $ 10,792,417

Net Income Available for Common Shares $ 518,905 $ 2,177,363

Earnings Per Common Share $ 0.33 $ 1.39

Average Shares Outstanding 1,574,115 1,573,510

Twelve Months Ended December 31

(Unaudited)

2002 2001

Maine Public Service Co.

Operating Revenues $ 31,401,081 $ 31,780,147

Energy Atlantic, LLC Operating Revenues 12,703,052 17,917,893

Total Operating Revenues $ 44,104,133 $ 49,698,040

Net Income Available for Common Shares $ 6,543,421 $ 5,236,527

Earnings Per Common Share $ 4.16 $ 3.33

Average Shares Outstanding 1,573,865 1,573,294

The following table summarizes the $1.06 decrease and $.83 increase in earnings per share for the fourth quarter and twelve months ending December 31, 2002 compared to the same periods in 2001:

Increase (Decrease) in

Earnings Per Share

2002 Compared to 2001

Three Months Twelve Months

Ended Ended

Dec. 31 Dec. 31

Change in Energy Atlantic net income $ (0.48) $ 1.62

Increase in legal, regulatory, and

customer service expenses (0.23) (0.37)

Increase in employee salary, medical,

benefits, and insurance expenses (0.22) (0.46)

Holding company expenses (0.07) (0.07)

Increase in wheeling and retail revenues 0.13 0.15

Decrease in interest expense 0.04 0.23

Voluntary Early Retirement Program (0.15) (0.15)

Stranded Cost Ratemaking Changes (0.05) (0.05)

Other (0.03) (0.07)

Total $ (1.06) $ .83

During the third quarter, Energy Atlantic, LLC (EA), the Company's wholly-owned subsidiary, was released from any further obligation pertaining to its Wholesale Power Sales Agreement (the Agreement) with Engage Energy America, LLC (Engage), which expired on February 28, 2002.

On September 30, 2002, the final escrow disbursements were made to EA and Engage, pursuant to their agreement regarding the final audit of all contract activity conducted by Engage. As a result of the completion of business with Engage, EA recognized $4.8 million of additional standard offer service (SOS) revenue during the third quarter, with an after-tax impact of $2.9 million, or $1.84 per share. In addition, EA reversed $321,000 of expenses previously accrued for possible regulatory assessments under the Agreement with Engage, which has terminated, resulting in an earnings per share impact of $.12 per share.

The reduction in Energy Atlantic's fourth quarter net income is largely attributable to the loss of the standard offer service (SOS) within Central Maine Power's (CMP's) service area that became effective March 1, 2002. Other reductions in earnings were in many cases due to incremental expenditures as described in the following:

The reduction in earnings in the legal, regulatory, and customer service area was attributable to increased costs associated with initial compliance with the Sarbanes-Oxley Act of 2002; preparation for an alternative rate plan filing with the Maine Public Utilities Commission scheduled for filing in the first quarter of 2003; additional regulatory assessments; and the undertaking of system and information system benchmarking audits enabling increased asset management, decreases in overall capital expenditures and improved prioritization of capital expenditures resulting in enhanced business processes.

The Voluntary Early Retirement Program (VERP) produced a reduction in earnings for the year, however, the program achieved a reduction in employee census of approximately 7% beginning with associated savings beginning in January, 2003.

The reduction in earnings associated with Maine Public Service Company's formation of a holding company are costs associated with migration to a holding company format, which will facilitate the firm's growth strategy.

For information, contact Michael A. Thibodeau, VP, Controller and Chief Risk Officer, (207) 768-5811.